Exhibit 8.1

[Letterhead of McKee Nelson LLP]

___________, 2003

Freedom Depository, LLC

5151 San Felipe

Suite 1300

Houston, Texas  77056

Re:

Freedom Depository, LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as federal tax counsel to Freedom Depository, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, as amended to the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  As described in the Registration Statement, the Company may form a trust or several trusts (each, a “Trust”) which may issue various series of Freedom Certificates (and may issue various classes of Certificates within any given series) pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee to be determined.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus dated March __, 2003 contained therein (the “Base Prospectus” and, together with the model Prospectus Supplements contained therein and the Registration Statement, the “Prospectus”), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the “Documents”), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  We have further assumed (i) that the Documents and Certificates as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Documents constitute all the agreements, understandings, and arrangements between the parties thereto with respect to the transactions contemplated therein and the Securities.

Based on the foregoing and subject to the next succeeding paragraph, we confirm the opinion included in the Prospectus Supplements under the caption “Material Federal Income Tax Consequences,” except to the extent qualified therein.

The foregoing opinion is based on the facts as set forth in the Registration Statement and on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts.  We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions.  Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to any opinion of counsel as required by any of the documents relating to such transactions, or documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

We consent to the references to our firm under the captions “Material Federal Income Tax Consequences” and “Legal Opinions” in the Prospectus and any of the prospectus supplements thereto which are a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McKee Nelson LLP